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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cityscape Financial Corp.:

         We consent to the incorporation by reference in the Registration Statement on Form S-3 of Cityscape Financial Corp. of our report dated November 30, 1995 for the three years ended September 30, 1995 relating to J&J Securities Limited, which report appears in the December 31, 1996 annual report on Form 10-K of Cityscape Financial Corp, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ BDO STOY HAYWARD
London, England
June 3, 1997